                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 1st day of October, 2005 by and between SIONIX CORPORATION, a Nevada corporation ("Employer"), and Robert E. McCray ("Employee"). Employer desires to be assured of the continued association and services of Employee in order to take advantage of his experience, knowledge and abilities in Employer's business and is willing to employ Employee, and Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

        ACCORDINGLY, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:

                                    ARTICLE I

                                TERM OF CONTRACT

        1.1 The term of this Agreement is effective October 1, 2005, and shall continue until September 30, 2007, and monthly thereafter, unless sooner terminated as hereinafter provided.

        1.2 This employment may be terminated immediately, without advance notice, upon the occurrence of any of the following:

          (i) Employee's conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed, or Employee's commission of any act of theft, fraud, dishonesty, or falsification of any employment or Employer records;

         (ii) Employee's improper disclosure of the Employer's confidential or proprietary information, or any action by Employee that has a materially detrimental effect on the Employer's reputation or business;

         (iii) Employee's failure or inability to perform any reasonable assigned duties, following notice from the President or Board of Directors of the Employer, and a reasonable opportunity to cure such failure or inability, or any other breach of this Agreement by Employee that Employee fails to cure within ten days following notice of such breach;

         (iv) Employee's chronic and unexcused absenteeism; or

         (v) Employee's unlawful appropriation of a corporate opportunity, misappropriation of funds or property of the Employer, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Employer, or any violation of law or regulations on the Employer's premises.

                                   ARTICLE II

                      SERVICES TO BE PERFORMED BY EMPLOYEE

        2.1 Employee shall serve as Chief Financial Officer (CFO) of Employer and shall perform the duties and responsibilities specified for said position in the By-Laws of the Employer, and such other duties and responsibilities as are usually and customarily performed by the Chief Financial Officer (CFO) of a corporation. Employee shall work at the direction of and under the supervision of the President, Chief Operating Officer, and Employer's Board of Directors in connection with any aspect of Employer's business. Employee shall perform such duties and acts commensurate with his position, skills and experience as may be reasonably required by Employer.


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                                   ARTICLE III
                                  COMPENSATION

        3.1 Employee, during the term of employment pursuant to this Agreement, shall be compensated pursuant to the Schedule attached hereto as Exhibit "A" and by reference made a part hereof.

        3.2 Employee shall receive automobile allowance pursuant to the Schedule attached hereto as Exhibit "A" and by reference made a part hereof.

        3.3 Employee shall be entitled to all fringe benefits offered generally to employees of Employer, including without limitation, participation in any qualified pension, profit-sharing, salary continuation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement plan or any other benefit plan established by Employer subject to the rules and regulations in effect regarding participation in such benefit plans.

        3.4 Employee shall be entitled to such business days of vacation and such business days of sick leave each year without, reduction in compensation, as shall be reasonably determined from time to time by the Employer's Board of Directors; provided, however, that Employee shall be entitled to at least ten
(10) business days of vacation after one year of service. Vacation shall increase to fifteen (15) business days after two (2) years of service and vacation shall increase to twenty (20) days after five (5) years of service. Employee is entitled to ten (10) days of sick leave each year.

        3.5 Employee shall be entitled to the following Holidays (10) and any additional days as determined by the Board of Directors.

         i.   New Years Eve and New Years Day.
         ii.  Memorial Day.
         iii. Fourth of July.
         iv.  Labor Day.
         v.   Thanksgiving Day and Friday after.
         vi.  Christmas Eve and Christmas Day.
         vii. One Floating Holiday.

Note: If New Years Eve and Christmas Eve fall on Saturday or Sunday this does not warrant additional days off.

                                   ARTICLE IV

                             OBLIGATIONS OF EMPLOYEE

        4.1 Employee agrees to devote his full business time, attention, knowledge and skill to the business of Employer. Notwithstanding the foregoing, Employee shall not be deemed to be in violation of this Section 4.1, if he engages in passive investment in any corporation, sole proprietorship, partnership or other entity not involved in a competing business with Employer.

        4.2 Employee agrees to perform the above described services at Employer's place of business and at such other job locations as may be necessary to satisfactorily perform Employee's duties and obligations hereunder.

        4.3 Employee shall not assign this Agreement nor any duties or obligations under this Agreement to any other person or entity.

        4.4 Employee shall maintain, in good and legible condition, all materials, supplies and other property provided to Employee by Employer. These materials shall, however, remain the property of Employer.


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                                    ARTICLE V

                             OBLIGATIONS OF EMPLOYER

        5.1 Employer agrees to make the payments due Employee as hereinabove specified, in a timely fashion, and without offset or deduction (or other than employee withholding).

        5.2 Employer agrees to provide Employee with adequate space, administrative support, personnel, and equipment to perform Employee's duties.

        5.3 With the exception of injuries, losses, and damages attributed solely to the negligence or willful misconduct of Employee, Employer shall fully indemnify, defend (with counsel reasonably acceptable to Employee) and hold harmless Employee, his heirs, successors and assigns from and against all claims, loss, liability, damage or expense (including, without limitation, attorneys fees, court costs, investigative fees and expert witness fees) arising from or relating, either directly or indirectly, to the Employer and/or its business.
                                   ARTICLE VI

                            TERMINATION OF AGREEMENT

        6.1 After September 30, 2007, the employment provided in this Agreement shall terminate at the will of Employer or Employee, without cause, upon thirty
(30) days written notice by the terminating party to the other party. This Agreement may be terminated immediately, upon written or oral notice by the terminating party, for cause, as provided in this Agreement.

        6.2 This Agreement shall terminate automatically on the occurrence of any of the following events:

               A. Mutual agreement of both parties.

               B. At the election of either party, upon the bankruptcy or insolvency of the other party.

               C. Death of Employee.

               D. At the election of either party, upon the disability of Employee, which renders Employee, in the opinion of Employee's treating medical practitioner, unable to substantially perform Employee's duties under this Agreement, for a period of six consecutive months. The right to terminate the employment pursuant to this Paragraph 6.2 (D) shall accrue only after Employee has been disabled for such six consecutive months.

            6.3 Employer may terminate this Agreement without cause upon payment of three (3) months' severance pay.

                                   ARTICLE VII
            TRADE SECRETS, PROPRIETARY AND CONFIDENTIAL INFORMATION.

            During the term of his employment, Employee will have access to, and become familiar with, various trade secrets and proprietary and confidential information of the Employer ("Confidential Information"), including, but not limited to, customer names or lists, pricing structures, customer order or preference information, marketing and strategic plans, financial information, training manuals, operating manuals and sales techniques. Employee acknowledges that the Employer's business requires strict confidentiality and secrecy in connection with its practices, procedures, and methods of operation. Employee further acknowledges that information of this nature is confidential and is owned, and shall continue to be owned, exclusively by the Employer. During the Employment Period and for three (3) years after employment terminates, except as reasonably necessary to perform his duties and responsibilities as an employee of the Employer, Employee shall not use the Confidential Information for any purpose or divulge the Confidential Information to any person or entity other than the Employer, unless the Confidential Information already has become generally known to the public (except to the extent that such information has become generally known to the public by means of Employee's breach of this Agreement) or unless Employee is compelled to disclose the Confidential Information by governmental process.


                                      -3-

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                                  ARTICLE VIII
                                    DOCUMENTS

             Except as reasonably necessary to perform his duties and responsibilities as an employee of the Employer, Employee shall not remove from the Employer's office any of the Employer's books, records, documents, customer lists, or any copies (whether in tangible or computer-readable form) of documents without the Employer's written permission. Furthermore, Employee shall not make any copies (whether in tangible or computer-readable form) of these books, records, documents, or customer lists for use outside of the Employer's office, except as specifically authorized in writing by the Employer. All such documents and copies in the possession or control of Employee must be returned to the Employer by Employee immediately upon the termination of his employment.

                                   ARTICLE IX.
                         NON-SOLICITATION OF CUSTOMERS.

            Employee agrees that, during his employment and for a period of one year immediately following the termination of said employment for any reason, with or without cause, except to the extent necessary to carry out his duties and responsibilities as an employee of the Employer, he will not, directly or indirectly, for himself or on behalf of any other person or entity, solicit, divert away, take away or attempt to solicit, divert or take away, any Customer of the Employer for the purpose of selling or providing to such Customer, provided the Employer is then still engaged in the sale or provision of that type of good or service. For purposes of this Agreement, the term "Customer" means any individual or entity to whom the Employer provided goods or services and with whom Employee had, alone or in conjunction with others, material contact during the twelve months prior to the termination of his employment.

                                    ARTICLE X
                  NON-RECRUITMENT OF EMPLOYEES AND CONTRACTORS.

            Employee agrees that he will not, during his employment and for a period of one year immediately thereafter, solicit or induce, or attempt to solicit or induce, any employee or contractor of the Employer to terminate his relationship with the Employer and/or to enter into an employment or agency relationship with Employee or with any other person or entity with whom Employee is affiliated in any way.

                                   ARTICLE XI
                                    REMEDIES

             Employee acknowledges and agrees that the covenants and promises contained in Articles VII through X of this Agreement are a reasonable and necessary means of protecting and preserving the Employer's goodwill and its interest in the confidentiality and/or proprietary value of its trade secrets and confidential information. Employee further acknowledges that said covenants and promises are a reasonable and necessary means of protecting the Employer from unfair competition by Employee.

            Employee agrees that any breach of these covenants or promises will leave the Employer with no adequate remedy at law and will cause the Employer to suffer irreparable damage and injury. Employee further agrees that any breach of these covenants and promises will entitle the Employer to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by the Employer as a result of such breach.

                                   ARTICLE XII

                               GENERAL CONDITIONS

        12.1 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original instrument.


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        12.2 Cooperation. Each of the parties hereto agree to execute any and all additional documents, and take all additional actions, deemed reasonably necessary to give full force and effect to the intent of this Agreement.

        12.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

        12.4 Interpretation. This Agreement shall be interpreted under and pursuant to the Laws of the State of California.

        12.5 Entire Agreement. This Agreement and any other documents executed pursuant hereto, contain the entire agreement of the parties hereto, and supersede all prior agreements, whether written or oral, with respect to the subject matters covered hereby, including the Employment Agreement. No oral representation, agreement, statement or promise made by any party hereto or by any employee or agent of any party hereto, which is not contained herein, shall be binding or valid.

        12.6 No Continuing Waiver. No waiver of any breach of any of the terms, conditions and covenants of this Agreement shall be construed as a waiver of any succeeding breach of the same or other terms, covenants and conditions hereof.

        12.7 Notices. Any notices required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, addressed to each party at the address appearing with that party's signature at the end of this Agreement. If any such notice is given by personal delivery, said notice shall be deemed given upon receipt. If any such notice is given by certified mail, return receipt requested, said notice shall be deemed given on the third day following the date of mailing, as indicated on the return receipt, regardless of whether the return receipt shows actual delivery, provided, however, that if the return receipt of any mailed notice indicates non-delivery, the party serving said notice shall forthwith mail another, exact duplicate copy of said notice, to the recipient by regular first class mail, postage prepaid. Any party may, by written notice to another party, specify a different address for notice purposes.

        12.8 Remedies Cumulative. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies provided by agreement, at law, or in equity.

       12.9 Invalidity in Part. In the event any provision of this Agreement shall be held to be illegal, unenforceable or inoperative as a matter of law, the remaining provisions shall remain in full force and effect unless such construction shall substantially frustrate the purpose and intent of this Agreement.

        12.10 Covenants and Conditions. Each provision of this Agreement performable by a party shall be deemed both a covenant and a condition.

        12.11 Time of the Essence. Time is of the essence as to each and every term, covenant and condition of this Agreement in which time is a factor.

        12.12 Survival. All covenants, conditions, warranties and representations made by any party in this Agreement shall survive the execution and delivery of this Agreement.

        12.13 Gender. The use herein of the neuter gender includes the masculine and the feminine and the singular number includes the plural, whenever the context so requires.

        12.14 Captions. Captions in this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

        12.15 Exhibits. All exhibits referred to herein and attached hereto are incorporated as a part hereof.


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

        12.16 Assignment. This Agreement shall not be assigned, either directly or indirectly, by any of the parties without the prior written consent of the other party. Each party agrees to reasonably consent to any request for transfer or assignment by another party to a revocable "estate planning" type trust in which the transferring party is a trustor and a principal beneficiary.

        12.17 Attorneys Fees. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the losing party.



SIGNATURE PAGE FOLLOWS THIS PAGE.


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

        Executed at Orange County, California, effective on the date and year first above written.



EMPLOYER:

SIONIX CORPORATION, A NEVADA CORPORATION

 IRVINE, CALIFORNIA 92618



BY: /s/ James J. Houtz
    ------------------
    JAMES J. HOUTZ, President/Chief Executive Officer


BY: /s/ Joan C. Houtz
    -----------------
    Joan C. Houtz, Secretary


EMPLOYEE:


Robert E. McCray
----------------
Robert E. McCray


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

                                   EXHIBIT "A"


                            SCHEDULE OF COMPENSATION

        Employee shall receive compensation, during the term of this Agreement, and during any extensions or renewals of this Agreement, as follows, or as hereafter mutually agreed between the parties, in writing:


1. BASE COMPENSATION. $12,000 per month ($144,000 annual), payable one-half on the 15th and one-half on the last day of each month during the term of employment, to be increased by 5% on October 1, 200X, and annually thereafter or as directed by the Board of Directors.

2. CAR ALLOWANCE. $600 per month car allowance payable on the last day of each month during the term of employment.

3. STOCK OPTIONS (ESOP). Concurrent with the execution of this Agreement, Employee has been granted options to purchase shares of Employer's Common Stock from the "Sionix 200X Employee Stock Option Plan" attached hereto.




EMPLOYER: /s/ James J. Houtz           EMPLOYEE:   /s/ Robert E. McCray
          -------------------                      ---------------------


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